UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report: August 23, 2012

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 23, 2012, Comstock Holding Companies, Inc. (the “Company”), through New Hampshire Ave. Ventures, LLC (the “Borrower”), a joint venture of its subsidiary Comstock Ventures XVI, L.C. and 6000 New Hampshire Avenue, LLC, entered into a loan agreement (“Loan Agreement”) and related documents with Eagle Bank (“Lender”) pursuant to which the Borrower secured a Six Million Dollar ($6,000,000) revolving development loan and a Four Million Dollar ($4,000,000) revolving construction loan (collectively, the “Project Revolver”) to finance the Company’s one hundred and ten unit Hampshires project located in Washington, D.C. (the “Project”). Proceeds from the Project Revolver will primarily be utilized to (i) pay for expenses associated with the Project Revolver; (ii) reimburse the Company for development costs previously expended on behalf of the Project; and (iii) to pay for the future development and construction related expenses of the Project. Under the terms of the Loan Agreement, the Project Revolver provides for an initial floating interest rate of LIBOR plus three percent (3%) with an interest rate floor of five and three quarters percent (5.75%) and has a maturity date of thirty-six (36) months. The Borrower is required to make monthly interest payments on the Project Revolver to the extent not offset by a four hundred thousand ($400,000) interest reserve initially set aside for the benefit of the Borrower and is required to make a minimum principal curtailment under the development portion of the Project Revolver of Three Million Two Hundred and Twenty Thousand Dollars ($3,220,000) by December 31, 2013 and additional curtailments on a quarterly basis thereafter. There is no prepayment penalty associated with the Project Revolver, which is secured by a first deed of trust on the Project and is fully guaranteed by the Company.

In addition to the Project Revolver, the Borrower also entered into a ($3,000,000) mezzanine loan (the “Mezzanine Loan”) in connection with the Project with the Rosalie K. Stahl Trust. Proceeds from the Mezzanine Loan, which has a thirty-seven (37) month maturity date (“Maturity”), were primarily utilized to pay off the existing indebtedness associated with the Project. The Mezzanine Loan provides for an interest rate of thirteen and one half percent (13.5%) per annum, interest to be paid current on a monthly basis, with the full principal balance being due at Maturity. The Mezzanine Loan is secured by a second deed of trust on the Project which is fully subordinate to the Project Revolver and is non-recourse to the Company. There is no prepayment penalty associated with the Mezzanine Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2012

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer